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                                                                    EXHIBIT 10.2

             FIRST AMENDMENT TO POST-CLOSING COVENANTS AGREEMENT AND
                           NON-COMPETITION AGREEMENTS

         This First Amendment is made this 9th day of April, 1999, effective upon the execution hereof, by and among CBS Corporation, formerly named Westinghouse Electric Corporation, a Pennsylvania corporation ("Parent"), Gaylord Entertainment Company, as successor to New Gaylord Entertainment Company, a Delaware corporation ("Gaylord"), Edward L. Gaylord, and E. K. Gaylord II.

                                    RECITALS

         1. The parties to this First Amendment were the principal parties to the Post-Closing Covenants Agreement dated as of September 30, 1997, by and among Parent, Gaylord, New Gaylord Entertainment Company, and certain subsidiaries of New Gaylord Entertainment Company (the "Post-Closing Covenants Agreement"), and Edward L. Gaylord, E. K. Gaylord II and Parent were the parties to Non-Competition Agreements dated September 30, 1997 affecting Edward L. Gaylord and E. K. Gaylord II, respectively (the "Non-Competition Agreements").

         2. The parties desire to amend the Post-Closing Covenants Agreement and the Non-Competition Agreements as provided in this First Amendment.

         3. Capitalized terms in this First Amendment shall have the meaning ascribed to them in the Post-Closing Covenants Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and promises herein contained, the parties agree as follows:

         1. Section 3.04(a) of the Post-Closing Covenants Agreement, Section 1 of the Non-Competition Agreement, dated September 30, 1997 between Parent and Edward L. Gaylord, and Section 1 of the Non-Competition Agreement, dated September 30, 1997 between Parent and E. K. Gaylord II, shall be and are hereby amended to provide that the terms of the non-competition provisions in each such agreement shall be four (4) years rather than five (5) years as originally specified.

         2. Reference is made to Section 3.05 of the Post-Closing Covenants Agreement and in relation thereto the parties agree that: (i) Parent shall pay to Gaylord the sum of Five Million Dollars ($5,000,000) in cash or immediately available funds upon execution of this First Amendment, to be credited towards the final resolution of the obligations, if any, of Parent to Gaylord in connection with the working capital adjustment described in Section 3.05; (ii) the parties shall proceed, as promptly as possible, to execute the engagement letter for the Washington, D.C. office of Ernst & Young, the Accounting Firm selected to resolve the dispute; and (iii) the parties



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shall use all reasonable efforts to complete the binding arbitration process as soon as practicable. To the extent that the amount finally determined to be payable by CBS to Gaylord is less than $5,000,000 plus interest thereon at the rate specified in Section 3.05 of the Post-Closing Covenants Agreement from the date of CBS's payment of $5,000,000 pursuant hereto, Gaylord shall pay the difference to CBS. To the extent the amount finally determined to be payable by CBS to Gaylord is more than $5,000,000 plus interest thereon at the rate specified in Section 3.05 of the Post-Closing Covenants Agreement from the date of CBS's payment of $5,000,000 pursuant hereto, CBS shall pay the excess to Gaylord. To the extent it is finally determined that Gaylord is obligated to pay any amount to CBS, Gaylord shall pay to CBS such amount and shall refund the $5,000,000 plus interest thereon at the rate specified in Section 3.05 of the Post-Closing Covenants Agreement from the date of CBS's payment of $5,000,000 pursuant hereto.

         3. In all other respects, the Post-Closing Covenants Agreement and the Non-Competition Agreements are not changed or amended.

         IN WITNESS WHEREOF, the parties (on behalf of themselves, their subsidiaries, and their affiliates) have caused this First Amendment to be executed as of the day and year first above written.

GAYLORD ENTERTAINMENT COMPANY

By:      _______________________________
Title:   _______________________________

CBS CORPORATION

By:      _______________________________
Title:   _______________________________

________________________________________
Edward L. Gaylord

________________________________________
E. K. Gaylord II




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